Exhibit (n)(2)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form N-2 of Nuveen Churchill Private Capital Income Fund of our reports dated February 29, 2024, relating to the senior securities table and the consolidated financial statements of Nuveen Churchill Private Capital Income Fund, which appear in this Registration Statement. We also consent to the references to us under the headings “Consolidated Financial Highlights” and “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
New York, New York
February 3, 2025